                                 Exhibit 99.2

Press Release
AirTran Holdings Reports All-Time Record Quarterly and Full-year Revenues, Eighth Consecutive Quarterly Profit

ORLANDO, Fla.--(BUSINESS WIRE)--Jan. 23, 2001--AirTran Holdings, Inc., (AMEX:AAI), the parent company of AirTran Airways, today reported net income for
      ---
the quarter ending December 31, 2000, of $13.1 million, or $.19 per diluted share. For the full year 2000, net income was $47.4 million, or $.69 per diluted share. Included in the fourth quarter and annual financial results was an adjustment to income tax expense of approximately $2.1 million, or $.03 per diluted share. Without the tax adjustment, net income and earnings per share for the fourth quarter would have been $11 million, or $.16 per diluted share and $45.3 million, or $.66 per diluted share for the full year.

The credit to income tax expense resulted from an adjustment to the estimated effective tax rate of 4.5% based on expected results and differences between book and tax income.

On a year-over-year basis, fourth quarter 2000 pre-tax income increased 55% to $11.6 million over fourth quarter 1999 pre-tax income of $7.5 million. Results for 1999 exclude a non-recurring charge to record an adjustment to fleet value.

Pre-tax income for the full year 2000 increased by 51% to $47.4 million over pre-tax income of $31.4 million for 1999. The annual financial results exclude the item mentioned above as well as a one-time gain from the settlement of litigation in the third quarter of 1999.

Revenue for the full year was $624.1 million, another all-time Company record and a 23.9% increase over 1999 revenue, excluding the one-time gain in the year-earlier period. Operating income for the year 2000 was $81.2 million, representing a 44.6% increase over the year-earlier period. Full-year operating margin was 13%.

"Achieving eight consecutive quarters of profits is a great accomplishment for all the Employee-Crew Members of AirTran Airways," said Joseph Leonard, Chairman and Chief Executive Officer. "It is a great tribute to them that our Company has faced and overcome so many challenges to truly become one of the most successful new airlines in the United States. We have set the stage for what we believe will be continuous growth for 2001 and the foreseeable future."

During the fourth quarter 2000, AirTran Airways' traffic, based on revenue passenger miles (RPMs), grew 26.6% on an 11.7% increase in capacity, based on available seat miles (ASMs). Load factor increased by 8.3 percentage points to 70.2%, and yield (average fare per mile) grew to 15.1 cents, both fourth-quarter records. In seven of the last eight quarters, AirTran Airways has posted double-digit percentage growth in revenue per available seat mile (RASM).

AirTran Airways served 2 million passengers in the fourth quarter of 2000, 24% more than in the same period last year and also a record for the Company.

For the year 2000, RPMs totaled 4.1 billion, a 18.5% increase, more than doubling the 7.2% increase in ASMs. AirTran Airways also served 7.6 million passengers, an increase of more than 1.1 million, or 17.1%, also a Company record.

"Despite an intensely challenging operational environment, including a significant slowdown in air traffic control efficiency at our Atlanta hub and at critical northeast U.S. airports, our Crew

Members worked hard to provide a consistent product to our customers," said AirTran Airways President Robert Fornaro. "The revenue and passenger results speak for themselves. Air travelers, particularly business travelers, continue to respond in record numbers to our unique brand of low fares and quality service as we expand to areas of the eastern United States that have traditionally been plagued by high fares."

"Our unit revenue increased 26.1% to 10.6 cents for the fourth quarter, and 16% to 10.3 cents for the full year - both all-time Company records for the quarter and year," said Stan Gadek, AirTran Airways' Senior Vice President and Chief Financial Officer. "These record results produced an operating profit of $81.2 million and an operating margin of 13% for the year, even though the cost of fuel increased by more than 105%."

EBITDAR margin for the fourth quarter was 18.4% and for the full year 2000 was 18.7%.

Highlights of the airline's Year 2000 accomplishments include:

 .  Announced a definitive agreement with the Boeing Company to refinance $230 million of the Company's outstanding debt, due April 15, 2001
 .  Concluded an agreement with the International Brotherhood of Teamsters representing 350 mechanics and inspectors, in advance of the contract's amendable date
 .  Successfully launched service to several new destinations, including AirTran
   Airways' first international point, Grand Bahama Island
 .  Received numerous awards for the Company web site, www.airtran.com, as well
                                                      ---------------
   as commendations from the American Society of Travel Agents and travel-related media
 .  Obtained financing commitments for 20 Boeing 717 aircraft, securing committed funds for all deliveries through February 2002
 . Entered into additional fuel hedging agreements that, when combined with current agreements, will minimize the company's crude oil exposure on 50% of current needs at a price no higher than $29 per barrel for the first quarter of 2001 and approximately 30 percent of its needs for the remainder of 2001 at a price no higher than $24 per barrel
 .  Increased the Company's market capitalization by more than 50%
 . Took delivery of eight additional Boeing 717 aircraft and marked the one-year anniversary of the B717 introduction as launch customer for the plane on October 12, 2000
 .  Named "Airline of the Year" by the Southeast Chapter of the American Society
   of Travel Agents for the second consecutive year
 .  Signed Interline Agreements with five major U.S. airlines
 .  Surpassed 300 daily flights for the first time in Company history
 .  Served 7.6 million passengers in 2000 - an all-time Company record

Systemwide, AirTran Airways operates 310 daily departures to 34 cities. Offering the convenience of easy, same concourse connections in Atlanta, AirTran Airways operates 137 daily departures from Hartsfield Atlanta International Airport, the world's busiest airport.

AirTran Airways provides everyday, affordable air travel throughout the eastern United States, and unlike other airlines, never requires a roundtrip purchase or Saturday night stay. AirTran Airways is the launch customer for the Boeing 717, today's newest, most innovative and most environmentally friendly commercial aircraft. AirTran Airways is a subsidiary of AirTran Holdings, Inc. (AMEX:AAI).
                                                                          ---

For more information and reservations, visit AirTran Airways' Web site at www.airtran.com, call your travel agent or call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770/994-8258 (in Atlanta).

                                      ###

Editor's note: Statements regarding the Company's growth in market segments, revenue, earnings, load factors, yields, Internet bookings as well as statements about the Company's financial and operational performance, future profitability and their impact on 2001 and beyond are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 1999. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements. Attached: Consolidated Statements of Operations --

                            AirTran Holdings, Inc.
                     Consolidated Statements of Operations
         (In thousands, except per share data and statistical summary)
                                  (Unaudited)


                                                                      For the three months ended
                                                                              December 31,                 Variance
                                                                         2000(a)           1999(b)        Percentage
                                                                      ------------       ----------       ----------
Operating revenues:
  Passenger                                                             $  163,271       $  115,851             40.9%
  Cargo                                                                      1,206              989             21.9%
  Other                                                                      4,982            3,257             53.0%
                                                                        ----------       ----------
    Total operating revenues                                               169,459          120,097             41.1%

Operating expenses:
  Salaries, wages and benefits                                              35,701           33,329              7.1%
  Aircraft fuel                                                             44,043           18,094            143.4%
  Maintenance, materials and repairs                                        17,733           17,096              3.7%
  Commissions                                                               10,571            8,683             21.7%
  Landing fees and other rents                                               8,351            7,462             11.9%
  Marketing and advertising                                                  2,972            2,523             17.8%
  Aircraft rent                                                              3,616              961            276.3%
  Depreciation                                                               6,959            4,100             69.7%
  Other operating                                                           18,926           12,128             56.1%
                                                                        ----------       ----------       ----------
    Total operating expenses                                               148,872          104,376             42.6%
                                                                        ----------       ----------       ----------
Operating income                                                            20,587           15,721             31.0%
Interest (income) expense
  Interest income                                                           (2,637)          (1,495)            76.4%
  Interest expense                                                          11,642            9,731             19.6%
                                                                        ----------       ----------       ----------
Interest expense, net                                                        9,005            8,236              9.3%
                                                                        ----------       ----------       ----------
Income before income taxes                                                  11,582            7,485             54.7%
Income tax expense (benefit)                                                (1,473)             324              N/M
                                                                        ----------       ----------       ----------
Net income (loss)
  Excluding non-recurring item                                          $   13,055       $    7,161             82.3%
                                                                        ==========       ==========       ==========
  Including non-recurring item                                          $   13,055       $ (140,574)             N/M
                                                                        ==========       ==========       ==========

Basic earnings (loss) per share
  Excluding non-recurring item                                          $     0.20       $     0.11             81.8%
                                                                        ==========       ==========       ==========
  Including non-recurring item                                          $     0.20       $    (2.15)             N/M
                                                                        ==========       ==========       ==========
Diluted earnings (loss) per share
  Excluding non-recurring item                                          $     0.19       $     0.11             72.7%
                                                                        ==========       ==========       ==========
  Including non-recurring item                                          $     0.19       $    (2.15)             N/M
                                                                        ==========       ==========       ==========
Basic shares outstanding                                                    65,820           65,388              0.7%
Diluted shares outstanding                                                  69,666           65,388              6.5%

Fourth Quarter Statistical Summary:
  Revenue passengers                                                     1,983,858        1,599,434             24.0%
  Revenue passenger miles (000's)                                        1,082,784          855,349             26.6%
  Available seat miles (000's)                                           1,542,890        1,381,110             11.7%
  EBITDAR                                                                   31,162           20,782             49.9%
  Operating margin                                                            12.1%            13.1%            (0.9)pts.
  Net margin                                                                   7.7%             6.0%             1.7 pts.
  Block hours                                                               45,662           40,122             13.8%
  Passenger load factor                                                       70.2%            61.9%             8.3 pts.
  Break-even loan factor                                                      65.2%            58.0%             7.2 pts.
  Average fare                                                          $    82.30       $    72.43             13.6%
  Average yield per RPM                                                      15.08(cent)      13.54(cent)       11.4%
  Passenger revenue per ASM                                                  10.58(cent)       8.39(cent)       26.1%
  Operating cost per ASM                                                      9.65(cent)       7.56(cent)       27.6%
  Non-fuel operating cost per ASM                                             6.79(cent)       6.25(cent)        8.6%
  Average cost of aircraft fuel per gallon                                  122.86(cent)      52.86(cent)      132.4%
  Weighted average number of aircraft                                           54               52              3.8%

(a) Includes a tax adjustment of $2.1 million or $.03 per diluted share as compared to anticipated tax expense.

(b) Excludes a one-time, non-cash adjustment to fleet value.

                            AirTran Holdings, Inc.
                     Consolidated Statements of Operations
     (In thousands, except per share data and statistical summary)
                                  (Unaudited)

                                                                    For the year ended
                                                                       December 31,                     Variance
                                                              2000(a)               1999(b)            Percentage
                                                             ---------             ---------           ----------
Operating revenues:
  Passenger                                                 $  604,826            $  486,487              24.3%
  Cargo                                                          4,183                 3,888               7.6%
  Other                                                         15,085                13,453              12.1%
                                                            ----------            ----------             -----
    Total operating revenues                                   624,094               503,828              23.9%

Operating expenses:
  Salaries, wages and benefits                                 137,391               120,737              13.8%
  Aircraft fuel                                                140,404                68,331             105.5%
  Maintenance, materials and repairs                            73,238                86,374             -15.2%
  Commissions                                                   39,972                37,278               7.2%
  Landing fees and other rents                                  28,752                27,004               6.5%
  Marketing and advertising                                     16,412                15,643               4.9%
  Aircraft rent                                                 12,616                 4,869             159.1%
  Depreciation                                                  23,087                28,533             -19.1%
  Other operating                                               71,071                58,952              20.6%
                                                            ----------            ----------             -----
    Total operating expenses                                   542,943               447,721              21.3%
                                                            ----------            ----------             -----
Operating income                                                81,151                56,107              44.6%
Interest (income) expense
  Interest income                                               (5,602)               (3,183)             76.0%
  Interest expense                                              39,317                27,850              41.2%
                                                            ----------            ----------             -----
Interest expense, net                                           33,715                24,667              36.7%
                                                            ----------            ----------             -----
Income before income taxes                                      47,436                31,440              50.9%
Income tax expense                                                  --                 2,346               N/M
                                                            ----------            ----------             -----
Net income (loss)
  Excluding non-recurring items                             $   47,436            $   29,094              63.0%
                                                            ==========            ==========             =====
  Including non-recurring items                             $   47,436            $  (99,394)              N/M
                                                            ==========            ==========             =====
Basic earnings (loss) per share
Excluding non-recurring items                               $     0.72            $     0.45              60.0%
                                                            ==========            ==========             =====
  Including non-recurring items                             $     0.72            $    (1.53)              N/M
                                                            ==========            ==========             =====
Diluted earnings (loss) per share
  Excluding non-recurring items                             $     0.69            $     0.45              53.3%
                                                            ==========            ==========             =====
  Including non-recurring items                             $     0.69            $    (1.53)              N/M
                                                            ==========            ==========             =====
Basic shares outstanding                                        65,759                65,097               1.0%
Diluted shares outstanding                                      69,175                65,097               6.3%

Twelve Month Statistical Summary:
  Revenue passengers                                         7,566,986             6,460,533              17.1%
  Revenue passenger miles (000's)                            4,115,745             3,473,450              18.5%
  Available seat miles (000's)                               5,859,396             5,467,556               7.2%
  EBITDAR                                                      116,854                89,509              30.6%
  Operating margin                                                13.0%                 11.1%              1.9 pts.
  Net margin                                                       7.6%                  5.8%              1.8 pts.
  Block hours                                                  172,059               152,269              13.0%
  Passenger load factor                                           70.2%                 63.5%              6.7 pts.
  Break-even load factor                                          64.7%                 59.4%              5.3 pts.
  Average fare                                              $    79.93            $    75.30               6.1%
  Average yield per RPM                                          14.70(cent)           14.01(cent)         4.9%
  Passenger revenue per ASM                                      10.32(cent)            8.90(cent)        16.0%
  Operating cost per ASM                                          9.27(cent)            8.19(cent)        13.2%
  Non-fuel operating cost per ASM                                 6.87(cent)            6.94(cent)        (1.0)%
  Average cost of aircraft fuel per gallon                      100.89(cent)           49.95(cent)       102.0%
  Weighted average number of aircraft                               51                    50               2.0%

(a) Includes a fourth quarter tax adjustment of $2.1 million or $.03 per diluted share as compared to anticipated tax expense.
(b) Excludes a one-time, non-cash adjustment to fleet value and a non-recurring gain from settlement of litigation.

Contact:
     AirTran Holdings, Inc., Orlando
     (Media)
     Jim Brown, 407/251-5578
     or
     (Financial)
     Arne Haak, 407/251-3618